EXHIBIT 23.1

FREEDMAN & GOLDBERG

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of Parallax Health Sciences, Inc., of our report dated May 15, 2020, on our audit of the financial statements of Parallax Health Sciences, Inc. as of December 31, 2019, and for the year then ended.

/s/ Freedman & Goldberg, CPAs

Freedman & Goldberg, CPAs

Farmington Hills, Michigan

May 15, 2020

31150 Northwestern Highway, Suite 200, Farmington Hills, Michigan 48334  (248) 626-2400  Fax (248) 626-4298

2444 East Hill Road, Grand Blanc, Michigan 48439  (810) 694-0336  Fax (810) 694-9789

Website: freedmangoldberg.com